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Exhibit 10.1

    CONSENT TO AMENDMENT OF ACCOUNTS RECEIVABLE PURCHASE, INVENTORY, PURCHASE
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                      ORDER AND GENERAL SECURITY AGREEMENT
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MONARCH PETROLEUM, INC., a Michigan Corporation, located at 600 South Deacon
Street, Detroit, Michigan 48217 and VOYAGER PETROLEUM, INC., a Nevada Corporation, located at 123 East Ogden Avenue-Suite 102A, Hinsdale, IL 60521 (hereinafter collectively referred to as "VPI") and BLN CAPITAL FUNDING, LLC, an Illinois LLC located at 225 West Washington, Suite 2200 Chicago, Illinois, 60606 (hereinafter referred to as "BLN"), and pursuant to paragraph 6.9 of the Accounts Receivable Purchase, Inventory, Purchase Order and General Security Agreement (the "Agreement") executed on June 5, 2008 by VPI and BLN, hereby agree to amend paragraph 3.1 to exclude investment property, real property, and the patents and related film technology of Silicon Film Technologies, Inc., a subsidiary of Voyager Petroleum, Inc., as collateral under the Agreement and replace Section 3.1 as follows:

         "3.1 In order to secure the prompt payment and performance of Client's Obligations hereunder, Client hereby, upon the terms hereof and for value received, grants to BLN a security interest in and a right of setoff with respect to the following assets of Client: all accounts, accounts receivable, chattel paper (whether tangible or electronic), contracts and contract rights (including, without limitation, all Customer's rights in purchase orders in the assets sold and assigned), documents (including, without limitation, all Customer's bills of lading and proof of delivery), instruments (including without limitation, promissory notes), inventory, equipment, letter of credit rights, letters of credit, and all general intangibles (except patents and related film technology of Silicon Film Technologies, Inc., a subsidiary of Voyager Petroleum, Inc., but including payment intangibles and software), all Reserves in which Client has any interest or which are to become due and payable to Client, and all books and records of Client (whether tangible or electronic) relating to the assets set forth herein, whenever acquired and whether now or hereafter existing, wherever located (all of which are hereinafter collectively called "Collateral") and all proceeds of Collateral. All terms not defined in this subsection shall have the meaning set forth in Revised Article 9 of the Uniform Commercial Code as adopted in the State of Illinois."

         This Amendment shall be effective June 5, 2008 regardless of when it is signed.

         AMENDMENT AGREED TO:

VOYAGER PETROLEUM, INC.                         BLN CAPITAL FUNDING, LLC


By:/s/ Sebastian C. DuFort                      By:/s/ Rodney Barrington
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Name:  Sebastian C. DuFort                      Name:  Rodney Barrington
Title: CEO/President                            Title: Manager
                                                DATE: 7/10/08

MONARCH PETROLEUM, INC.

By:/s/ Sebastian C. DuFort
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Name:  Sebastien C. DuFort
Title: CEO/President
Date:  7/10/08